Exhibit 10.2

FORM OF DIGITAL SIGN LEASE AGREEMENT

THIS DIGITAL SIGN LEASE AGREEMENT (this “Agreement”) is made as of the _____day of ________, 20__ by and between ___________________, ___, a(n)__________________________ ("Lessor"), and DIGI OUTDOOR MEDIA, INC., a Nevada corporation ( “Lessee”).

1.           Lease.   Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor portions of the exterior of that certain building (the “Premises”) located at ___________________________ (the “Building”), which Building and the land upon which it is situated are legally described in Exhibit A attached hereto and incorporated by this reference (collectively, the “Property”), for the purpose of installing, operating, maintaining, repairing, and updating/refurbishing (as applicable) certain digital signage (collectively, the “Signage”) and its Related Equipment (as defined herein) thereon, together with the purposes set forth in Section 5 below, in accordance with the terms and provisions of this Lease.  Such Signage is more specifically described as follows, and generally depicted on Exhibit B attached hereto and incorporated by this reference:

A.           __________________________;

B.           __________________________; and

C.           _____________________________.

2.           Term.   The term of this Lease shall commence on the date hereof and expire on the date that is twenty (20) years following the date that the first advertising is posted by Lessee on the Signage in accordance with Section 5 below (the “Display Date”), unless earlier terminated as provided herein (the “Term”).

3.           Allocation of Net Revenues; Audit Rights of Lessor.

A.           Allocation of Net Revenues.  All Net Revenues (as defined below), not including any installation fees received by Lessee in connection with such display of advertising (which in no event shall in aggregate exceed ten percent (10%) of such Net Revenues), shall be allocated between Lessor and Lessee as follows:

(i)	100% to Lessee until Lessee has been fully repaid all of Lessee’s Capital Costs (as defined below);

then

(ii)	50% to Lessor, as base rent (the “Percentage Rent”) and 50% to Lessee.

For the purposes of this Section 3, “Net Revenues” shall be defined as all gross revenues actually received by Lessee from the sale of advertising on the Signage, less the following normal and customary expenses incurred by Lessee: amounts paid to governmental or quasi-governmental entities; in-house and third party sales commissions, and advertising agency and advertising broker commissions ; marketing costs; utilities to the extent not reimbursed by any advertiser; any sales, excise or privilege transaction tax not reimbursed by any advertiser; maintenance, repair and improvements to the Signage (not covered by warranty or insurance); the cost of programming, managing, and operating the Signage and content thereon; insurance premiums; legal fees and costs in relation to advertising contracts and permits for the Signage; permits, fees and taxes, and personal property taxes, for the Signage; refunds to customers; any other direct cost associated with implementing a specific advertisement or display not paid directly by advertisers; any other direct costs associated with implementing a specific advertisement or display not paid directly by advertisers.

Such Percentage Rent shall be paid to Lessor, at its notice address under Section 13 below, in arrears, on or before the thirtieth (30th) day following each one (1) month period (or partial month, as applicable) during the Term hereof, commencing on the date hereof, in connection with the Net Revenues during such immediately preceding month.  Further, Lessee shall deliver to Lessor (in writing or via email) a reasonably detailed summary of the Net Revenues and calculation of Percentage Rent for such month (the “Annual Statement”).

B.           Late Fees.  If any payment of Percentage Rent is not paid within five (5) days of its due date above, then Lessee shall pay to Lessor a late fee equal to three percent (3%) of the overdue payment.

C.           Audit.           Lessor may, not more than once during each year commencing on the date in which the first Signage is installed and operational, cause an audit to be performed with respect to the Net Revenues during the immediately preceding year.  If the amount of Net Revenues is determined to be understated, then Lessee shall promptly pay to Lessor the applicable adjustment in the Percentage Rent; and provided further that, if it is determined that such understatement is greater than five percent (5%) with respect to the amount of Net Revenues, then Lessee shall be responsible for all reasonable third party auditor costs incurred by Lessor.  If the amount of Net Revenues is determined to be overstated, then the applicable Percentage Rent previously paid to Lessor shall be adjusted and the excess portion thereof shall either be, at the election of Lessee (in writing or via email to Lessor), applied against (thereby reducing) the Percentage Rent subsequently due and owing by Lessee to Lessor, or promptly paid by Lessor to Lessee.

4.           Permits; Installation of the Signage.

A.           Permits.   Prior to commencing the installation of any Signage, Lessee shall, at its sole cost and expense (with the reasonable assistance and cooperation of Lessor), exercise commercially reasonable efforts to obtain all of the applicable permits, approvals, and entitlements from the appropriate governmental and/or quasi-governmental authorities for the installation, operation and/or maintenance of such Signage, and use of the Signage for third party advertising (collectively, the “Permits”).  Lessee shall provide copies of all Permits to Lessor.

B.           Installation, Repair, Maintenance, Update/Refurbishment of the Signage.  Following Lessee’s receipt of the Permits, Lessee may commence or cause to be commenced the installation (and update/refurbishment, as applicable) of the Signage and any related equipment, satellite dishes and components, conduits, cables and materials to support the installation of and/or to service the Signage (collectively, the “Related Equipment”).  Such installation shall be in material conformance with plans and specifications [attached hereto as Exhibit __ and incorporated by this reference] [previously approved (in writing or via email) by Lessor, not to be unreasonably withheld, conditioned, or delayed].  All work shall be undertaken and completed in a good and workmanlike manner by qualified personnel and licensed contractors, who shall maintain adequate insurance coverage as reasonably requested (in writing or via email) by Lessor.  Lessee shall fully comply with all applicable ordinances, regulations, rules, and laws (collectively, the “Laws”) in connection with such installation of the Signage and its Related Equipment and other performance under this Lease.  Lessee shall not permit to be created or to remain, and shall promptly discharge, any lien, encumbrance or charge for any mechanics, laborers or materialmans lien resulting from any work that it or any of its contractors or consultants performs in connection with the Signage or its Related Equipment. Further, Lessee shall be solely responsible and have the right to operate, maintain, and repair the Signage and its Related Equipment.  Further, Lessee shall be entitled to install a nameplate on the bottom of each of the Signage, identifying Lessee’s contact information in connection with its advertising marketing and sales efforts.

For the purposes of this Lease, “Lessee’s Capital Costs” shall be defined as all capital related to or arising from the financing, permitting (including applicable taxes), installation, provisioning, inspection, repair, maintenance, updating, refurbishing, and legal defense of the Signage and its Related Equipment and the nameplates under the immediately preceding sentence.  Without limiting the generality of the foregoing, Lessee’s Capital Costs shall be deemed to include, without limitation, all costs, expenses, disbursements, or other expenditures related to or arising from the: (i) construction and procurement of the components, housings, and supporting frameworks of the Signage and its Related Equipment; (ii) shipping and handling of components, housing, supporting framework and related units of the Signage and its Related Equipment; (iii) placement and/or installation of the subject Signage and its Related Equipment; (iv) requirements for obtaining utility service to the Signage and its Related Equipment, including any permit fees, inspection fees, or advanced deposit or other payment; (v) permits for construction related to placement or installation of the Signage and its Related Equipment; (vi) all wiring, programming or related operational requirements of the Signage and its Related Equipment; (vii) replacement, repair or other ongoing maintenance and other requirements of the Signage and its Related Equipment; (viii) inspection, approval and/or licensing of the Signage and its Related Equipment with any regulatory and/or governmental or quasi-governmental entity, including all changes required for compliance or issuance thereby; (ix) legal costs related to the Signage and its Related Equipment and/or other contractual or related requirements, actions or demands; (x) local, city, county, state and/or federal fees, taxes, assessments, costs or other expenditure related to the Signage and its operation and its placement at the Premises (but excluding income and similar taxes); and/or (xii) equipment lease or rental payments as related to Signage and its Related Equipment.  Upon the request of Lessor (in writing or via email) following the installation of the Signage and its Related Equipment, Lessee shall confirm (in writing or via email) to Lessor the amount of Lessee’s Capital Costs.

C.           Condition of the Signage; Access Rights.  Lessee covenants and agrees to maintain the Signage in good condition and repair throughout the Term hereof.  Lessee and its employees, agents, representatives, contractors, and consultants shall have, as appurtenant to the Premises, rights to access and use in common with others entitled thereto, subject to the terms and conditions of this Lease, (i) all public exterior areas of the Property used in common with all occupants of the Building (collectively, the “Common Areas”), (ii) the roof of the Building, and (iii) the risers, chases, conduit, and other infrastructure of the Building (collectively, “Building Infrastructure”) and access thereto; in all cases for the limited purposes of installing, operating, maintaining, and repairing the Signage and its Related Equipment.  Lessee’s use of any portion of the Common Areas shall be conducted at such times and in such manner so as to reasonably mitigate the effect of any disturbance to any occupants of the Building, as reasonably directed by Lessor.

D.           Lessor Representations.  Lessor represents and warrants to Lessee, that, to Lessor’s knowledge, as of the Effective Date hereof, (i) Lessor is the owner/lessor of the Building and/or Property and has the right and authority to enter into this Lease, (ii) so long as Lessee is in not in default under this Lease, Lessee shall have the right to quiet enjoyment of the Premises without any interference from Lessor or those claiming by, through or under Lessor, (iii) Lessee’s intended use of the Premises hereunder for purposes of installing, operating, maintaining, repairing, updating and refurbishing (as applicable) the Signage and its Related Equipment will not violate any existing leases or agreements, (iv) there are no unrecorded covenants, conditions or leases affecting the Building and/or the Property which require any consent(s) in order to exercise any of Lessee’s rights under this Lease, or which otherwise abridge the rights of Lessee under this Lease, and (v) there is no default (or act or omission which with notice and/or the passage of time would constitute a default) under any Superior Lease (as defined herein).

5.           Use of Signage.  During the Term hereof, Lessee shall have the exclusive right to market and sell advertising on the Signage pursuant to advertising agreement entered into by Lessee and advertisers (either directly or through advertising agencies), and display such advertising and any non-revenue generating content (during periods when paid advertising has not been sold) on the Signage.  Notwithstanding the immediately preceding sentence, Lessee will not display any advertisements or other content on the Signage (without Lessor’s prior written consent in its sole and unfettered discretion) which (i) is competitive with Lessor's business, or the business of the primary retail tenant at the Building, (ii) violates any applicable Laws, (iii) is pornographic, or (iv) advertises cigarettes, other than related products which are permitted by applicable Laws.

Lessor agrees that, during the Term hereof, Lessor shall not enter into a lease or any other agreement or arrangement (whether written or oral) with any third party which permits all or any portion of the interior or exterior of the Building and/or Property (other than with Digi Outdoor Media, Inc., a Nevada corporation, or its third party sales agents with respect to the such exterior signage) to be used for purposes of displaying, exhibiting or advertising any “off-premises” signage (collectively, “Lessee’s Exclusive Use”).  Further, Lessor shall not directly or indirectly (itself or through others, including, without limitation, its agents, property managers or third parties) violate Lessee’s Exclusive Use.

6.           Utilities.   Lessor shall provide to Lessee all electricity, telecommunications and other utilities and services currently available in the Premises and Building in connection with Lessee’s installation, illumination, operation, maintenance, updating and refurbishing (as applicable) of the Signage and its Related Equipment. Lessee shall be solely responsible for and pay all such actual costs under the immediately preceding sentence.  Lessor shall permit Lessee to install separate electric metering for such electrical use, subject to approval (in writing or via email) of such plans for such meters by Lessor, not to be unreasonably withheld, conditioned, or delayed. Lessee shall, with regard to all separately metered utility services, promptly pay directly to all applicable public utilities all amounts which are owed for service furnished to the Premises (together with any taxes thereon) during the Term hereof.  Notwithstanding the foregoing, if it is not reasonable practicable to separately meter the Premises with respect to Lessee,  Lessor may bill Lessee, as additional rent, for Lessee’s pro rata share (as reasonably determined by Lessor) of any actual and reasonable charges which are commonly metered with other areas of the Building.  Lessor acknowledges and agrees that Lessee may use engagement technologies, such as without limitation, Bluetooth, Wi-Fi, applications (“apps”), and interactive communications networks transferred wirelessly.  Each party shall exercise commercially reasonable efforts to ensure that its systems and technologies do not materially interfere with the other party’s systems and technologies.

7.           No Obstructions.  Lessor agrees not to obstruct all or any portion of the Signage from the public view.  If Lessor voluntarily causes or permits the Signage to be entirely or partially obstructed from the public view, Lessee may elect (in its sole and unfettered discretion), on twenty-four (24) hours prior notice (in writing or via email) to Lessor, cause the obstruction to be removed, and the cost of the same shall be reimbursed by Lessor within thirty (30) days after Lessee’s written demand.  Notwithstanding the preceding sentence, in the event that (i) any such obstruction is reasonably unable to be removed, or (ii) Lessee is prevented by applicable Laws or governmental authority or military order from using the Signage for advertising purposes hereunder, then in either such instance Lessee may immediately at its option terminate this Lease in writing to Lessor, whereupon Lessor shall promptly reimburse Lessee the then-outstanding amount of Lessee’s Capital Costs (together with any applicable lender prepayment penalties in connection with Lessee’s early payoff of any such financed amounts).

8.           Lessee Alterations.   Except as otherwise expressly provided in this Lease, Lessee shall not make or cause to be made any alterations, improvements, additions, installations or construction in or to the Premises or the Building  systems serving the Premises (excluding the Signage) without the prior written consent of Lessor.

9.           Expiration or Earlier Termination.   The parties hereby acknowledge and agree that Lessee possesses all rights, title, and interest in and to the Permits and the Signage and its Related Equipment, including any updates and refurbishments thereof (including the designs, plans, and specifications therefor).  Within sixty (60) days following the expiration or earlier termination of this Lease, Lessee shall remove all of the Signage and its Related Equipment from the Premises and repair any damage cause to the Premises and/or the Building as a result thereof, normal wear and tear excepted.

10.           Demolition or Rehabilitation of the Building.  In the event that Lessor elects to demolish or substantially rehabilitate the Building that would materially and adversely affect the Signage, Lessor shall have the right to terminate this Lease in writing to Lessee at least ninety (90) days prior to such demolition or rehabilitation, whereupon Lessor shall pay Lessee an amount equal to any then-outstanding Lessee’s Capital Costs (together with any applicable lender prepayment penalties in connection with Lessee’s early payoff of any such financed amounts); provided that Lessee shall be entitled to continue to sell and display advertising or other content on the Signage pursuant to this Lease until the date that such demolition or rehabilitation actually commences.  Notwithstanding the foregoing, no such notice of termination under this Section 10 shall be effective prior to the date that is two (2) years following the date that the first Signage is installed and operational.  In the event that Lessor so-terminates this Lease and a new building subsequently constructed or the existing Building is rehabilitated (such that it can support the Signage and its Related Equipment) on or near the location of the Building, Lessor shall notify Lessee of the same in writing, whereby Lessee shall have the right of first option to enter into a written lease agreement with Lessor for the installation and operation of signage on the exterior surface of such new building or rehabilitated Building under terms and conditions which are no less favorable than those contained in this Lease (or those which are then-market rate, whichever are more favorable to Lessee).  If Lessee fails to notify Lessor of its exercise of such right of right of first option within thirty (30) days of Lessee’s receipt of such written notice from Lessor, Lessee shall be deemed to have forfeited such right of first option under this Section 10.

11.           Indemnification.

A.           By Lessee.  Lessee hereby agrees to indemnify, protect, defend and hold harmless Lessor and its officers, directors, members, managers, partners, affiliates, employees, agents and representatives (together with Lessor, collectively, the “Lessor Indemnitees”) from and against any and all actions, claims, demands, liabilities, costs and expenses, including reasonable attorneys’ fees and expenses for the defense thereof (collectively, “Claims”), to the extent arising from (i) any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed pursuant to the terms and provisions of this Lease, (ii) any breach by Lessee of any of its representations and warranties under this Lease, or (iii) any gross negligence or willful act of Lessee or any of its employees, agents, representatives, contractors, and consultants, in or about the Premises or the Building or any part of either, except to the extent caused by any of the Lessor Indemnitees.  In case of any action or proceeding brought against the Lessor Indemnitees by reason of any such claim, upon notice from Lessor, Lessee covenants to defend such action or proceeding by counsel chosen by Lessor, and reasonably acceptable to Lessee.

B.           By Lessor.  Lessor hereby indemnifies, and agrees to protect, defend and hold harmless Lessee, Lessee’s licensees and each of their respective officers, directors, members, managers, partners, affiliates, employees, agents and representatives (together with Lessee, collectively, the “Lessee Indemnitees”) from and against any and all Claims to the extent arising from (i) any breach or default on the part of Lessor in the performance of any covenant or agreement on the part of Lessor to be performed pursuant to the terms and provisions of this Lease, (ii) any breach by Lessor of any of its representations and warranties under this Lease, or (iii) any gross negligence or willful act of Lessor or any of its employees, agents, representatives, contractors, and consultants, in or about the Premises or the Building or any part of either, except to the extent caused by any of the Lessee Indemnitees.  In case of any action or proceeding brought against the Lessee Indemnitees by reason of any such claim, upon notice from Lessee, Lessor covenants to defend such action or proceeding by counsel chosen by Lessee, and reasonably acceptable to Lessor.

The foregoing terms and provisions of this Section 11 shall survive the expiration or earlier termination of this Lease.

12.           Insurance.

A.           Required Coverage.  Lessee, throughout the Term of this Lease, shall procure and maintain, at its sole cost and expense, a policy of public liability insurance respecting installation, maintenance and use of the Signage, and shall provide for policy limits of not less than $1,000,000 per incident, $2,000,000 aggregate combined coverage. Lessee shall also obtain builder's risk insurance during any period that it is undertaking construction at the Building. It is understood and agreed that Lessee shall deliver a certificate evidencing such insurance coverage which shall be kept in force at all times during the Term hereof.   Lessee shall require each contractor involved in the installation and maintenance of the Signage to maintain insurance consistent with industry standards for the service provided by such contractor.

B.           Form of Policies or Certificate.  Each policy referred to in Section 12(A) above shall satisfy the following requirements.  Each General Liability and/or Umbrella Liability policy shall (a) name Lessor as an additional insured on a primary and non-contributory basis with respect to the liabilities assumed by Lessee under this Lease (not applicable to Employers’ Liability Insurance), (b) be issued by one or more responsible insurance companies of recognized responsibility licensed to do business in [city/state], and (c) contain a statement that the insurer will endeavor to notify Lessor at least thirty (30) days prior to any cancellation or non-renewal of such policy.  Lessee shall deliver to Lessor certificates of insurance to be maintained by Lessee hereunder on or prior to the Effective Date hereof and not less than five (5) days following the expiration date of each policy.

C.           Waiver of Subrogation.  Lessor and Lessee each hereby waive (to the extent of insurance proceeds collected) any and all rights of recovery, claim, action or cause of action against the other, its agents, officers, or employees for any damage that may occur to the Premises, Common Areas, the Building (including improvements) and/or any personal property of such party therein by reason of any cause which is insured against under the terms of any insurance policies referred to herein or self-insured, regardless of cause or origin, including negligence.  The parties agree that no insurer shall hold any rights of subrogation against such other party.  The parties agree that their respective insurance policies shall be endorsed or otherwise written to provide that no insurer shall hold any rights of subrogation against such other party.

13.           Notices.

All notices, demands or requests by the parties to each other shall be in writing and delivered by facsimile or by registered or certified mail, return receipt requested, as follows:

To Lessee:	To Lessee:

Attn:
Facsimile:

Either party hereto may change its address by giving such change to the other party in like manner by telefax, or by certified or registered mail, return receipt requested.

14.           Damage by Fire or Other Casualty.  If the Premises are damaged by fire or other casualty, then Lessor shall promptly repair such damages at its sole cost and expense.  Notwithstanding the preceding sentence, if the total damages to the Building are greater than seventy-five percent (75%) of the Building’s total replacement cost, Lessor shall have the option to terminate this Lease by giving written notice to Lessee within thirty (30) days after such occurrence.  In the event that Lessor so-terminates this Lease and a new building subsequently constructed on or near the location of the Building, Lessor shall notify Lessee of the same in writing, whereby Lessee shall have the right of first option to enter into a written lease agreement with Lessor for the installation and operation of signage on the exterior surface of such new building under terms and conditions which are no less favorable than those contained in this Lease (or those which are then-market rate, whichever are more favorable to Lessee).  If Lessee fails to notify Lessor of its exercise of such right of right of first option within thirty (30) days of Lessee’s receipt of such written notice from Lessor, Lessee shall be deemed to have forfeited such right of first option under this Section 14.

15.           Condemnation.  In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untentantable, Lessee shall have the right (but not the obligation) to terminate this Lease  in writing to Lessor (or such authority if said taking or condemnation has previously occurred), effective as of the date title vests in such authority, whereupon the parties shall be fully released from their respective duties, obligations, responsibilities, and liabilities hereunder (including, without limitation, all of Lessee’s payment obligations to Lessor under Section 3(A) above), except for those which expressly survive such termination hereunder, and further except as provided in this Section 15 below.  Lessor shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Lessee; provided, however, Lessee shall have the right to separately pursue against the condemning authority a separate award in respect of such taking, loss, or damage, including, without limitation, the loss of Lessee’s leasehold interest hereunder.

16.           Assignment; Sale of the Building.

A.           Assignment.  Neither party shall assign any of its rights, duties, obligations, responsibilities and liabilities under this Lease without first obtaining the other parties written approval in its sole and unfettered discretion.  Notwithstanding such immediately preceding sentence, Lessee shall have the right (without the prior written consent of Lessor) to (i) assign Lessee’s rights, duties, obligations responsibilities, and liabilities under this Lease to (x) an affiliate of Lessee, or joint venture between Lessee and any third party(ies), or (y) any successor to such assigning party by merger, consolidation, or purchase of all or substantially all of Lessee’s membership interests or assets; and (ii) assign, transfer, mortgage, encumber, pledge or otherwise hypothecate Lessee’s rights, entitlements, interests and/or obligations under this Lease to a lender as security for providing Lessee with financing in connection with any installation of the Signage and its Related Equipment under this Lease.  Upon any such permitted assignment under the preceding two (2) sentences (except for an assignment by Lessee to a lender under item (ii) of the immediately preceding sentence), and further upon Lessee delivering to Lessor a fully-executed assignment and assumption agreement by the transferee whereby the transferee expressly assumes all of Lessee’s rights, duties, obligations responsibilities, and liabilities under this Lease, Lessee shall be fully and finally released from any of its duties, obligations, responsibilities, and liabilities under this Lease accruing from and after the effective date of such assignment.

B.           Sale of the Building.  Notwithstanding the foregoing in this Section 16, Lessor shall have the right (without the prior written consent of Lessee) to assign Lessor’s rights, duties, obligations responsibilities, and liabilities under this Lease to any third party purchaser of the Building upon Lessor delivering to Lessee a fully-executed assignment and assumption agreement by such purchaser whereby such purchaser expressly assumes all of Lessor’s rights, duties, obligations responsibilities, and liabilities under this Lease.  In such event, Lessor shall be fully and finally released from any of its duties, obligations, responsibilities, and liabilities under this Lease accruing from and after the effective date of such assignment.

17.           Default.

A.           Default by Lessee.  Lessee shall be in default under this Lease if (i) Lessee shall default in the payment of Rent and such default shall continue for fifteen (15) days after Lessor shall have given Lessee a written notice of the same, (ii) Lessee shall breach any of its representations and warranties under this Lease, or (iii) Lessee shall default in the performance of any other term hereunder and such default shall continue for thirty (30) days after written notice from Lessor of same.  In the event of such default by Lessee, Lessor may terminate this Lease in writing to Lessee, re-enter the Premises and remove Lessee’s property (including Lessee’s trade fixtures, personal property and the Signage and its Related Equipment which Lessee is required or permitted to remove under Section 9 above, and pursue and enforce all rights and remedies allowed by applicable Laws, whether legal or equitable; provided that all remedies of Lessor under this Section 17(A) shall be cumulative and none shall exclude any other right or remedy.

B.           Default by Lessor.   Lessor shall be in default under this Lease if (i) Lessor shall breach any of its representations and warranties under this Lease, or (ii) Lessor shall default in the performance of any other term hereunder and such default shall continue for thirty (30) days after written notice from Lessee of same.  In the event of such default by Lessor, Lessee may terminate this Lease in writing to Lessor and shall be entitled to pursue and enforce all rights and remedies allowed by applicable Laws, whether legal or equitable; provided that all remedies of Lessee under this Section 17(B) shall be cumulative and none shall exclude any other right or remedy.

18.           Binding Effect.  The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns under this Lease.

19.           Relationship of the Parties.  Nothing herein authorizes Lessee to act on behalf of Lessor, whether as agent, representative or otherwise, and Lessee shall take no action to obligate or bind Lessor without Lessor's prior written consent.

20.           Entire Lease; Amendments; Third Party Rights.   This Lease represents the entire understanding of the parties and supersedes any previous documents, correspondence, conversations or other oral or written understanding related to this Lease. No amendment to this Lease shall be valid or binding unless expressed in writing and executed by Lessor and Lessee.  A modification or waiver of a part of this Lease shall not constitute a waiver or modification of any other portion of the Lease.   Nothing in this Lease shall create any enforceable rights in any person not a party hereto, except with respect to an assignment by Lessee to a lender under Section 16(A)(ii) above.

21.           Choice of Law and Forum.   This Lease shall be governed by and construed under Laws of the District of Columbia without regard to its choice of law rules, and, where applicable, the laws of the United States. Any disputes under this Lease shall be litigated in the local or federal courts located, and the parties hereby consent to personal jurisdiction and venue, in the District of Columbia.

22.           Subordination; SNDA.

This Lease and all rights of Lessee hereunder shall be subordinate to all current and future ground or underlying leases of the Building (each, a “Superior Lease”), deeds of trust, mortgages or other security instruments or encumbrances (each, a “Superior Mortgage”), unless the lessor under the Superior Lease and the mortgagee under the Superior Mortgage (each being a “Superior Rights Holder”) expressly agrees that that this Lease shall be superior to such Superior Lease or Superior Mortgage through subordination or otherwise covering any portion of the Property or any interest of Lessor therein, as the same may be amended from time to time.  Lessee agrees that it will upon the request of Lessor without charge therefor, execute, acknowledge and deliver to the Superior Rights Holder a non-disturbance and attornment agreement in normal and customary form (each, a “Non-Disturbance Agreement”) within ten (10) business days of receiving a written request for the same; provided, however, that each Non-Disturbance Agreement shall contain normal and customary non-disturbance protection which provides that the Superior Rights Holder agrees not to disturb Lessee’s right of possession so long as Lessee t is not in default under this Lease.  At any time, before or after any transfer of Lessor's interest in the Project, Lessee shall, upon request of such transferee ("Successor Lessor"), automatically attorn to and become the Lessee (or if the Premises have been validly subleased, the sub Lessee) of the Successor Lessor, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease).  This agreement of Lessee to attorn to a Successor Lessor shall survive any foreclosure sale, trustee's sale, conveyance in lieu thereof or termination of any underlying lease.  Lessee shall upon demand at any time, before or after any such foreclosure or termination, execute, acknowledge, and deliver to the Successor Lessor any written instruments evidencing such attornment as such Successor Lessor may reasonably require.

Lessor shall (i) deliver to Lessee a subordination, nondisturbance, and attornment agreement (a “SNDA”) for Lessee from Lessor’s current lender(s), if any (on the standard of such lender(s), if applicable) (the “Lender(s)”), promptly following the full execution of this Lease by Lessor and Lessee, and (ii) exercise commercially reasonable diligence to deliver to Lessee a SNDA for Lessee from the Lender(s) within thirty (30) day’s following Lessor’s receipt of a written request from Lessee for the same during the Term hereof.  Lessee shall pay, as additional Rent, any reasonable costs (including, without limitation, any legal costs and lease review fees) incurred by Lessor in connection with such lender(s) reviewing and providing any such SNDA.

23.           No Recording; Memorandum of Lease.  Lessee shall not record this Lease or a memorandum hereof without the prior written consent of Lessor; provided, however, that Lessor and Lessee shall execute and record (at Lessee’s sole cost and expense) the Memorandum of Lease in the form attached hereto as Exhibit C and incorporated herein.

24.           Counterparts; Signatures.  This Lease may be executed in two or more duplicate originals.  Each duplicate original shall be deemed to be an original hereof, and it shall not be necessary for a party hereto to produce more than one such original as evidence hereof.  Faxed and electronically scanned signatures shall be acceptable as original signatures.

[Signatures on the Following Page]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the date hereof.

LESSOR:

_________________________, __,
a(n) ___________________________

By: _________________________________
Name: _______________________________
Its: __________________________________

LESSEE:

DIGI OUTDOOR MEDIA, INC.,
a Nevada corporation

By: ________________________________
Name:           Donald MacCord
Its:                CEO

Exhibit A

Property Legal Description

[See Attached]

Exhibit B

Depiction of the Signage

[See Attached]

Exhibit C

Form of Memorandum of Lease

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is made and entered into as of the ____ day of ________________, 20__, by and between __________________________, a(n) _______________________ (“Lessor”), and DIGI OUTDOOR MEDIA, INC., a Nevada corporation (“Lessee”).

1.           Lease.  Lessor has leased to Lessee, and Lessee has leased from Lessor, pursuant to the terms and conditions of that certain Lease dated as of _________________, 20__ (the “Lease”), the terms and conditions of which are incorporated herein as though set forth in full, those certain premises (the “Premises”) more particularly described on Exhibit “A” attached hereto and incorporated herein, said Premises consisting of a certain portion[s)] of the exterior surface of that building having an address of ________________________ (the “Building”), and extending and projecting from such exterior surface into and through the air space of the Building which is adjacent to such exterior surface, and to the extent permitted by applicable law, into the air space right-of-way adjacent to the applicable portion of the Building.

2.           Lease Term.  Under the terms of the Lease, Lessee may have and hold the Premises, pursuant to the terms of the Lease, at the rental and upon the terms and conditions therein stated, for an initial term of ____________ (__) years (the “Lease Term”), commencing at 12:01 a.m. on _____________________, 20__ (the “Commencement Date”), and terminating at 11:59 p.m. on _____________________, 20__ (the “Expiration Date”), unless sooner terminated pursuant to the Lease.

3.           Purpose and Intention.  This Memorandum is executed for the purpose of recordation in the [Recorder’s Office] in [__________________] (the “Recorder’s Office”), and is not intended, and shall not be construed, to define, limit or modify the Lease.  The leasehold estate created and conveyed hereby with respect to the Premises is intended to be one and the same estate as was created with respect to the Premises by the Lease and is further intended to be governed in all respects solely by the Lease and all of the provisions thereof.

4.           Cancellation of Memorandum of Lease.    Unless sooner terminated by specific written agreement of Lessor and Lessee, this Memorandum shall expire and be of no further force or effect immediately, and without further action, upon the expiration or earlier termination of the Lease.  To evidence such termination or expiration pursuant to this Section 4, within ten (10) business days after the request of Lessor, Lessee shall execute and deliver to Lessor a Release and Termination of Memorandum of Lease in substantially the form attached hereto as Exhibit “B” and incorporated herein (the “Termination”) for recordation in the Recorder’s Office.  If Lessee fails to timely deliver the Termination, Lessee hereby appoints Lessor as Lessee’s attorney-in-fact to prepare, execute and record the Termination.  This appointment shall be coupled with an interest and irrevocable.

5.           Binding Effect.  All of the provisions of this Memorandum shall inure to the benefit of and shall be binding upon the successors and assigns of Lessor and Lessee; provided, however, any such assignment shall be subject to the terms and conditions of the Lease.

6.           Costs and Attorneys’ Fees.  In any action or proceeding under this Memorandum, the prevailing party in any such action shall be awarded all costs and expenses incurred therewith, including reasonable attorneys’ fees.

7.           Governing Law.  This Memorandum shall be construed and governed under the laws of Washington, DC.

8.           Counterparts.  This Memorandum may be executed in any number of counterparts each of which, when taken together, shall constitute one agreement.  This Memorandum shall only be effective if a counterpart is signed by both Lessor and Lessee.

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Memorandum as of the date first written above.

LESSOR:

______________________________,
a(n) ______________________________

By:           ___________________________________
Name:      ___________________________________
Title:       ___________________________________

STATE OF ______________________________)
              )  ss.
COUNTY OF____________________________ )

The foregoing instrument was acknowledged before me this _____ day of _________________, 20__, by _________________, as _______________ of ________________________, a(n)_______________________, for and on behalf of such limited liability company.

Witness my hand and official seal.

My commission expires:________________

______________________________
Notary Public

LESSEE:

DIGI OUTDOOR MEDIA, INC.,
a Nevada corporation

By: ______________________________
Name:   Donald MacCord
Its:        CEO

STATE OF _______________________________)
              )  ss.
COUNTY OF______________________________ )

The foregoing instrument was acknowledged before me this _____ day of _________________, 20__, by Donald MacCord, as CEO of Digi Outdoor Media, Inc., on behalf of the corporation.

Witness my hand and official seal.

My commission expires:________________

______________________________
Notary Public

EXHIBIT “A” TO FORM OF MEMORANDUM OF LEASE

DEPICTION OF THE PREMISES

[See Attached]

EXHIBIT “B” TO FORM OF MEMORANDUM OF LEASE

FORM OF RELEASE AND TERMINATION OF MEMORANDUM OF LEASE

RELEASE AND TERMINATION OF MEMORANDUM OF LEASE

THIS RELEASE AND TERMINATION OF MEMORANDUM OF LEASE (this “Release”) is made and entered into as of the ____ day of ________________, 20___ (the “Release Date”), by and between __________________________, a(n) ___________________________ (“Lessor”), and DIGI OUTDOOR MEDIA, INC., a Nevada corporation (“Lessee”).

WHEREAS, Lessor and Lessee are parties to that certain Memorandum of Lease dated ________________, 20___, and recorded in the real property records of the City and County of New York, New York, on ________________, 20____, under Instrument No. ________________ (the “Memorandum”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

1.           Release and Termination.  Lessor and Lessee hereby acknowledge and agree that, effective as of the Release Date, the Memorandum is hereby released and of no further force or effect.

2.           Counterparts.  This Release may be executed in any number of counterparts each of which, when taken together, shall constitute one agreement.

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Release as of the date first written above.

LESSOR:

______________________________,
a(n) ______________________________

By:           ___________________________________
Name:      ___________________________________
Title:        ___________________________________

STATE OF ________________________________)
              )  ss.
COUNTY OF______________________________ )

The foregoing instrument was acknowledged before me this _____ day of _________________, 20__, by _________________, as _______________ of ________________________, a(n)_____________________, for and on behalf of such limited liability company.

Witness my hand and official seal.

My commission expires:________________

______________________________
Notary Public

LESSEE:

DIGI OUTDOOR MEDIA, INC.,
a Nevada corporation

By:
Name:           Donald MacCord
Its:           CEO

STATE OF ________________________________)
              )  ss.
COUNTY OF______________________________ )

The foregoing instrument was acknowledged before me this _____ day of _________________, 20__, by Donald MacCord, as CEO of Digi Outdoor Media, Inc., on behalf of the corporation.

Witness my hand and official seal.

My commission expires:________________

______________________________
Notary Public